UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100

Vancouver, WA 98684

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 360-397-6250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On January 31, 2020, Northwest Pipe Company (the “Company”) and Geneva Pipe Company, Inc., a Utah corporation (“Geneva”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Hatch Acquisition Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), Geneva, the Shareholders of Geneva, and Kurt Johnson, as Shareholder Representative, pursuant to which Merger Sub was merged with and into Geneva, with Geneva surviving as a wholly-owned subsidiary of the Company (the “Merger”). Geneva is a manufacturer of concrete pipe and precast concrete products located in Utah. The Merger Agreement includes customary representations, warranties, covenants, and agreements by the parties, including mutual indemnification obligations. The Merger was completed on January 31, 2020. The purchase price was approximately $49.4 million, subject to a post-closing adjustment based on changes in net working capital.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

On February 3, 2020, the Company issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Financial statements of Geneva and pro forma information are not included in this Form 8-K as the criteria under Rule 3‑05(b) and Article 11, respectively, of Regulation S-X were not met based on preliminary 2019 results.

Amendment to Credit Agreement

On January 31, 2020, the Company and its wholly-owned subsidiary, NWPC, LLC, and Wells Fargo Bank, National Association (“Wells Fargo”) entered into the Consent and Amendment No. 1 to Credit Agreement (the “Amendment”), which amends the Credit Agreement with Wells Fargo dated October 25, 2018 (the “Credit Agreement”), which provided for revolving loans and letters of credit in the aggregate amount of up to $60 million, subject to a borrowing base, and the ability to increase this amount to $100 million, subject to the provisions of the Credit Agreement. The Credit Agreement was scheduled to expire on October 25, 2023. Upon completion of the Merger, Geneva executed a Joinder Agreement, and became a party to the Credit Agreement, as amended by the Amendment. Northwest Pipe Company, NWPC, LLC, and Geneva Pipe Company, Inc. are collectively referred to as the "Borrower."

Among other modifications, the Amendment increases the aggregate amount available to the Borrower for revolving loans and letters of credit to an aggregate amount of up to $74 million, subject to a borrowing base (as modified by the Amendment), and extends the maturity date to October 25, 2024. As of January 31, 2020, the Company had approximately $19 million of outstanding borrowings under the Credit Agreement and additional borrowing capacity of approximately $39 million.

The Amendment also provides the Borrower with the right to request, at any time prior to March 30, 2020, a Delayed Draw Term Loan (as defined in the Amendment) (“Term Loan”) of up to approximately $16 million bearing interest at the daily three month London Interbank Offered Rate (“LIBOR”) plus 2.0% to 2.5%. If drawn, the Term Loan would be subject to monthly principal payments in the amount of 1/60th of the original principal amount of the Term Loan, with the remaining outstanding unpaid principal and accrued interest due on the maturity date. Borrower will be obligated to prepay the Term Loan to the extent that the outstanding principal balance at any time exceeds 60% of the fair market value of specified real property securing the loan. There is also a provision that would require prepayment of the Obligations (as defined in the Credit Agreement) in an amount equal to 20% of Excess Cash Flow (as defined in the Amendment). Subject to certain limitations, Borrower may also voluntarily prepay the balance upon ten business days’ written notice.

In addition to events of default and remedies as provided in the Credit Agreement, under the terms of the Amendment, mandatory prepayments may be required to the extent the revolving loans exceed the borrowing base or the Maximum Revolver Amount (as defined in the Credit Agreement), or in the event Borrower or its named affiliates receive cash proceeds from the sale or disposition of assets (including proceeds of insurance or arising from casualty losses), subject to certain limitations and exceptions, including sales of assets in the ordinary course of business.

The Amendment imposes on Borrower a new financial covenant requiring the Company to maintain a Senior Leverage Ratio (as defined in the Amendment) not greater than 3.00. Additionally, the Amendment modifies an existing financial covenant, requiring the Company to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.10 to 1.00. The Amendment also provides a mechanism for determining an alternative benchmark rate to the LIBOR.

The Borrower’s Obligations under the Credit Agreement, as amended by the Amendment, are secured by a security interest in certain of the real property owned by the Company and its subsidiaries and substantially all of its and its subsidiaries’ other assets.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information under the caption “Merger Agreement” in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information under the caption “Amended Credit Agreement” in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

2.1 Agreement and Plan of Merger among Northwest Pipe Company, Hatch Acquisition Corporation, Geneva Pipe Company, Inc., the Shareholders of Geneva Pipe Company, Inc., and Kurt Johnson, as Shareholder Representative, dated as of January 31, 2020 *

10.1 Consent and Amendment No. 1 to Credit Agreement dated January 31, 2020 by and among Wells Fargo Bank, National Association, Northwest Pipe Company, and NWPC, LLC *

99.1 Press Release issued by Northwest Pipe Company dated February 3, 2020

*Schedules and similar attachments to the Merger Agreement and the Amended Credit Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 6, 2020.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Robin Gantt
Robin Gantt,
Senior Vice President and Chief Financial Officer